EXHIBIT 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parametric Technology Corporation (the “Company”) certifies that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 30, 2012	/S/ JAMES E. HEPPELMANN
James E. Heppelmann President and Chief Executive Officer

Date:	July 30, 2012	/S/ JEFFREY D. GLIDDEN
Jeffrey D. Glidden
Executive Vice President and Chief Financial Officer